Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated August 10, 2017, relating to the consolidated financial statements of WOWI, Inc. as of September 30, 2016 and 2015, and for the year ended September 30, 2016 and for the period from July 31, 2015 (inception) to September 30, 2015 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC
Lakewood, Colorado
August 10, 2017